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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                ____________

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              NEW NISOURCE INC.
           (Exact Name of Registrant as Specified in its Charter)

                     Delaware                          35-2108964
     (State of Incorporation or Organization)       (I.R.S. Employer
                                                 Identification Number)

               801 East 86th Avenue
              Merrillville, Indiana                      46410
    (Address of principal executive offices)           (Zip Code)


   If this Form relates to the        If this Form relates to the
   registration of a class of         registration of a class of
   securities pursuant to Section     securities pursuant to Section
   12(b) of the Exchange Act and      12(g) of the Exchange Act and
   is effective pursuant to           is effective pursuant to
   General Instruction A.(c),         General Instruction A.(d),
   check the following box.  /X/      check the following box.  / /

   Securities Act registration number to which this form relates: 333-
   33896

   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         Title of Each Class              Name of Each Exchange on Which
          to be so Registered             Each Class is to be Registered
          -------------------             ------------------------------
   Stock Appreciation Income Linked
   Securities{SM}                         New York Stock Exchange, Inc.



   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                    None
                              (Title of Class)

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   ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The class of securities to be registered hereby are the Stock Appreciation Income Linked Securities{SM} (the "SAILS") of New
   NiSource Inc., a Delaware corporation.

        For a description of the SAILS, reference is made to the section entitled "Description of the SAILS" in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 of New NiSource Inc. and NiSource Inc. filed with the Securities and Exchange Commission on April 3, 2000 (Registration No. 333-33896), as amended on April 24, 2000 (the "Form S-4"), which description is incorporated herein by reference.

   ITEM 2.  EXHIBITS

    1.1  Joint Proxy                   Incorporated herein by reference
         Statement/Prospectus          to the Registration Statement on
                                       Form S-4 of New NiSource Inc. and
                                       NiSource Inc. filed with the
                                       Securities and Exchange
                                       Commission on April 3, 2000
                                       (Registration No. 333-33896), as
                                       amended on April 24, 2000 (the
                                       "Form S-4").

    4.1  Form of Indenture between
         New NiSource Inc. and The
         Chase Manhattan Bank, as
         trustee*

    4.2  Form of First Supplemental
         Indenture between New
         NiSource Inc. and The Chase
         Manhattan Bank, as trustee*

    4.3  Form of Purchase Contract
         Agreement between New
         NiSource Inc. and The Chase
         Manhattan Bank, as purchase
         contract agent*

    4.4  Form of Pledge Agreement
         between New NiSource Inc.,
         Bank One, National
         Association, as collateral
         agent, Bank One, National
         Association, as securities
         intermediary, and  The
         Chase Manhattan Bank, as
         purchase contract agent*





    10.1  Form of Remarketing           Incorporated herein by reference
          Agreement between New         to Exhibit 10.1 to the Form S-4.
          NiSource Inc. and Credit
          Suisse First Boston
          Corporation, as remarketing
          agent*

   * Filed herewith.





                                  SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           NEW NISOURCE INC.
                                           (Registrant)


                                           By:  /s/ Stephen P. Adik
                                              ---------------------------
                                                Stephen P. Adik
                                                Vice President





                                EXHIBIT INDEX
                                -------------


    4.1 Form of Indenture between New NiSource Inc. and The Chase Manhattan Bank, as trustee

    4.2 Form of First Supplemental Indenture between New NiSource Inc. and The Chase Manhattan Bank, as trustee

    4.3 Form of Purchase Contract Agreement between New NiSource Inc. and The Chase Manhattan Bank, as purchase contract agent

    4.4 Form of Pledge Agreement between New NiSource Inc., Bank One, National Association, as collateral agent, Bank One, National Association, as securities intermediary, and The Chase Manhattan Bank, as purchase contract agent